UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 27, 2020

(Date of earliest event reported)

Corning Natural Gas Holding Corporation

(Exact name of registrant as specified in its charter)

New York	000-00643	16-0397420
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

330 West William Street, Corning, New York	14830
(Address of principal executive offices)	(Zip Code)

(607) 936-3755

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01.	Other Events.

On February 27, 2020, Corning Natural Gas Corporation (the “Gas Company”), a regulated utility subsidiary of Corning Natural Gas Holding Corporation (the “Holding Company”), filed with the New York State Public Service Commission (“NYSPSC”) for an increases in revenues of $6,255,926, $845,142, and $680,913 for the years ending January 31, 2022, 2023 and 2024, respectively. These standalone rate year increases would impact customer total bills by 23.4%, 2.56% and 2.01%, respectively. The base period (i.e., test year) for this filing is the 12 months ended September 30, 2019. The levelized amount would be $3,523,167 in each of the years ending January 31, 2022, 2023 and 2024. The levelized increases would impact customer total bills by 10.93% per year. We are requesting a levelized approach.

The filing with the NYSPSC reflects a return on equity of 10.2% and pro-forma equity ratios of 50.67%, 52.95% and 55.26% for the 12-month periods ending January 31, 2022, 2023 and 2024, respectively. The two most important reasons for the increase are: first, NYSPSC-mandated initiatives, including investment in replacing older distribution pipe, and new safety, training and cyber security requirements; and second, the Gas Company’s is proposing shorter depreciation lives for its pipeline infrastructure to reflect new decarbonization legislation. These two cost items comprise approximately 50% of the rate increase request. The balance of the request is to recover increases in health insurance, wages and other inflationary costs.

The NYSPSC has commenced a proceeding, designated Case 20-G-0101, to consider the Gas Company’s rate filing. By statute, the NYSPSC may take up to approximately 11 months to make its decision on the filing. Accordingly, the Gas Company does not anticipate that a decision on new rates will be effective before February 1, 2021. The NYSPSC may adopt rates for a multi-year period, as proposed in the filing, or it may adopt rates for a shorter period, such as a single year.

Item 9.01	Financial Statements and Exhibits.

Exhibit 99.1 Press Release, dated February 28, 2020 “Corning Natural Gas Files Rate Case with NYS Public Service Commission”

FORWARD-LOOKING STATEMENTS

The Holding Company holds all the outstanding shares of capital stock in the Gas Company, and one-half (50%) of the outstanding membership interests in our joint ventures: Leatherstocking Gas Company, LLC and Leatherstocking Pipeline Company, LLC. In this Current Report on Form 8-K, when we discuss our business, we are principally discussing the collective business of our consolidated group which, as of the date of this prospectus, is primarily the gas distribution and delivery business of the Gas Company and the gas and electric distribution and delivery of Pike County Light and Power. This Current Report on Form 8-K contains statements that are forward-looking, such as statements relating to expected timing and outcome of the Gas Company’s rate case filed with the NYSPSC, its impact on future rates, capital expenditures, financing sources and availability, business expansion, acquisitions, cost-saving efforts, and the effects of regulation and competition. The words “believe,” “expect,” “anticipate,” “intend,” “may,” “plan,” and similar expressions are intended to identify these statements. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. Accordingly, actual results may differ materially from those expressed in any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Holding Corporation

By: /s/ Firouzeh Sarhangi

Name:       Firouzeh Sarhangi

Title:       Chief Financial Officer

Dated: February 28, 2020